David T.Thomson P.C.
                          Certified Public Accountant


                          INDEPENDENT AUDITOR'S CONSENT



         I hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of my report dated November 27, 2000 appearing in the Annual Report on Form 10-KSB of Videolocity International, Inc. for the year ended October 31, 2000.

         By: /s/ David T. Thomson P.C.
         -----------------------------
                 David T. Thomson P.C.

         Salt Lake City, Utah
         July 27, 2001




              P.O. Box 571605 * Murray, Utah 84157 * (801) 966-9481

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